EXHIBIT 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Jupai Holdings Limited File No. 333-209924 and No. 333-206553, respectively, on Form S-8 of our report dated April 22, 2016, relating to the financial statements and financial statement schedule of Jupai Holdings Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2015.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China
April 22, 2016